Exhibit 99(a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY

To Tender American Depositary Shares
Evidenced by American Depositary Receipts
of

TDC A/S

Pursuant to
RECOMMENDED TENDER OFFER
To
THE SHAREHOLDERS
for all shares and
all American Depositary Shares evidenced by
American Depositary Receipts
of

TDC A/S

submitted by
Nordic Telephone Company ApS

        THE OFFER PERIOD WILL EXPIRE AT 06.01H CENTRAL EUROPEAN TIME, 00.01H NEW YORK CITY TIME ON 12 JANUARY 2006, UNLESS EXTENDED (THE "OFFER PERIOD"). HOLDERS OF TDC SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE TENDER OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF.

        As set forth in Section 4 of the Offer Document, this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Tender Offer (as defined below) (i) if ADRs evidencing ADSs (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) if the ADRs evidencing ADSs and all other required documents cannot be delivered to Mellon Investor Services (the "U.S. Settlement Agent") prior to the expiration of the Offer Period (as defined in the Offer Document). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. Settlement Agent and must include a guarantee by an Eligible Institution (as defined in the Offer Document) in the form set forth herein. See Section 4, "Terms, conditions and acceptance procedure for the Tender Offer—Acceptance Procedure."

The U.S. Settlement Agent for the Offer is:
Mellon Investor Services

By Mail: Attn: Reorganization Dept. PO box 3301 South Hackensack, NJ 07606	By Overnight Courier: Attn: Reorganization Dep. 480 Washington Blvd. Mail Drop-Reorg Jersey City, NJ 07310	By Hand: Attn: Reorganization Dept. 120 Broadway 13th Floor New York, NY 10275

By Facsimile Transmission:
(For Eligible Institutions Only)
(201) 680-4626

Confirm Facsimile by Telephone:
(201) 680-4860

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. SETTLEMENT AGENT.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE U.S. SETTLEMENT AGENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL. ACCEPTANCE OF THE OFFER IN RESPECT OF SHARES (EXCEPT INSOFAR AS THEY ARE REPRESENTED BY ADSs) MAY NOT BE MADE WITH THIS FORM OR PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

        THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE U.S. SETTLEMENT AGENT AND MUST DELIVER THE ADRs EVIDENCING ADSs, OR DELIVER ADSs PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER INTO THE U.S. SETTLEMENT AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, IN EITHER CASE TOGETHER WITH THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER DOCUMENT) IN THE CASE OF A BOOK-ENTRY DELIVERY, TO THE U.S. SETTLEMENT AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Nordic Telephone Company ApS, a private limited liability company registered under the laws of Denmark (the "Bidder"), pursuant to the offer by the Bidder to purchase all outstanding shares (the "Shares") and ADSs (the "ADSs") of TDC A/S upon the terms and subject to the condition set forth in the Offer Document dated 2 December 2005 (the "Offer Document") and the related Letter of Transmittal (together with the Offer Document and any amendments or supplements thereto, the "Tender Offer"), receipt of which is hereby acknowledged, the number of ADSs set forth below, pursuant to the guaranteed delivery procedures set forth in Section 4 of the Offer Document.

Signature(s):	Address(es):

Name(s) of Record Holders:

ZIP Code

Please Type or Print	Area Code and Tel. No.(s):
Number of ADSs:	Check box if ADSs will be tendered by book-entry transfer: ☐
ADR No(s). (if available/applicable):	Account Number:

Dated:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the ADRs evidencing the ADSs tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of ADSs complies with Rule 14e-4 and (c) guarantees to deliver to the U.S. Settlement Agent either the ADRs evidencing all tendered ADSs, in proper form for transfer, or to deliver ADSs pursuant to the procedure for book-entry transfer into the U.S. Settlement Agent's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof, or in the case of a book-entry transfer an Agent's Message (as defined in the Offer Document)) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, timely confirmation of the book-entry transfer), and any other required documents, all within three Trading Days (as defined in the Offer Document) after the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:
Please Print
Title:
(Include ZIP Code)
Area Code and Tel No.:	Dated:

NOTE: DO NOT SEND ADRs EVIDENCING ADSs WITH THIS NOTICE OF GUARANTEED DELIVERY. ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.